Exhibit 99.1

For Immediate Release

FULL HOUSE RESORTS APPOINTS MARK MILLER AS CHIEF OPERATING OFFICER

Las Vegas, Nevada – June 3, 2009 – Full House Resorts (NYSE Amex US: FLL) announced today that at its meeting on May 28, 2009, the Board of Directors appointed Mark Miller to the position of Chief Operating Officer in addition to his role as Chief Financial Officer.

Mr. Miller previously served as President and Chief Executive Officer of Atlantic City Showboat, Inc. and Executive Vice President of Showboat, Inc., and has additional experience in gaming operations.

“I am pleased that the Board accepted my recommendation to appoint Mark to the additional role of COO in recognition of his current responsibilities and experience,” said Andre Hilliou, CEO of Full House. “I have worked closely with Mark for a long time and he is an excellent manager with the skills needed to see us through the growth that we are currently experiencing.”

Following the Annual Meeting of the Company on May 28, 2009 at which all incumbent directors were re-elected, the Board appointed Andre M. Hilliou as Chairman of the Board and Carl G. Braunlich as Vice Chairman of the Board. Mr. Hilliou has been CEO of the Company since 2004 and Dr. Braunlich has served as an independent member of the Board since May 2005. J. Michael Paulson, who had been Chairman since 2004, remains an active board member and proposed the appointment of Mr. Hilliou as Chairman, as a vote of confidence for the management team he was instrumental in putting in place.

About Full House Resorts, Inc.

Full House owns, develops and manages gaming facilities. Full House owns the Stockman’s Casino in Fallon, Nevada which has 8,400 square feet of gaming space with approximately 260 gaming machines, four table games and a keno game.  The casino has a bar, a fine dining restaurant and a coffee shop. Full House also receives a guaranteed fee from the operation of Harrington Raceway and Casino at the Delaware State Fairgrounds in Harrington, Delaware. Harrington Raceway and Casino has a total of approximately 2,100 gaming devices, a buffet, gourmet steakhouse, other food and beverage outlets and an entertainment lounge.  Full House also has a management agreement with the Nottawaseppi Huron Band of Potawatomi Indians for the development and management of a first-class casino/resort with 2,680 gaming devices, 78 table games and 12 poker tables in the Battle Creek, Michigan area, which is currently under construction and scheduled to open in early August 2009.  In addition, Full House has been working with the Northern Cheyenne Nation of Montana for the development and management of a gaming facility on tribal land.  Further information about Full House Resorts can be viewed on its web site at www.fullhouseresorts.com.

Forward-looking Statements

Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon Full House’s current expectations and projections about future events and generally relate to Full House’s plans, objectives and expectations for Full House’s business. Although Full House’s management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties including without limitation, regulatory approvals, financing sources and terms, integration of acquisitions, competition and business conditions in the gaming industry.  Additional information concerning potential factors that could affect Full House’s financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in Full House’s forward-looking statements included in this release and otherwise will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by Full House or any other person that Full House’s objectives and plans will be achieved in any specified time frame, if at all. Full House does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.

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For further information, contact:

Mark Miller, Chief Financial Officer / Chief Operating Officer
Full House Resorts, Inc.
702-221-7800
www.fullhouseresorts.com

Or

William R. Schmitt
Integrated Corporate Relations
203-682-8200
investors@fullhouseresorts.com

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